Exhibit 99.1
For Immediate Release

Star Equity Holdings Reports 2026 Second Quarter Results

Realized merger synergies of $3.0 million on annualized basis

OLD GREENWICH, CT - August 14, 2026 - Star Equity Holdings, Inc. (Nasdaq: STRR and STRRP) ("Star" or the "Company"), a diversified holding company, announced today financial results for the second quarter ended June 30, 2026.

2026 Second Quarter Summary

•Revenue of $54.9 million increased 54.6% from the second quarter of 2025.
•Gross profit of $22.8 million increased 22.3% from the second quarter of 2025.
•Net loss attributable to common shareholders was $2.5 million, or $0.66 per diluted share, compared to net loss attributable to common shareholders of $0.7 million, or $0.23 per diluted share, for the second quarter of 2025. Adjusted net loss per diluted share (non-GAAP measure)* was $0.15 compared to adjusted net income per diluted share of $0.20 in the second quarter of 2025. Pro forma adjusted net income per diluted share was $1.46 in the second quarter of 2025.
•Adjusted EBITDA (non-GAAP measure)* increased to $2.2 million versus adjusted EBITDA of $1.3 million in the second quarter of 2025; pro forma adjusted EBITDA was $8.5 million in the second quarter of 2025, including a $5.5 million realized gain in the Investments division.
•Total cash including restricted cash was $8.9 million at June 30, 2026.

Jeff Eberwein, CEO of Star, noted, "In the second quarter, Business Services delivered modest revenue growth, with gross profit down slightly year-over-year, while Energy Services posted strong year-over-year gains in revenue, gross profit, and adjusted EBITDA, reflecting activity increases and new client wins in the geothermal and mining industries. Building Solutions remained below our expectations due to market softness and contract timing including revenue from one large project largely constructed in Q2 that will now be recognized mainly in Q3. While residential and commercial construction markets remained challenging in the second quarter, we have gained traction in the areas of workforce, affordable, and assisted living/senior housing. We continued to add attractive work to the backlog, including the previously announced $4.2 million multifamily project in New Hampshire to serve the senior community."

Jake Zabkowicz, Global CEO of Hudson Talent Solutions ("HTS"), added, “HTS's revenues were up modestly year-over-year, despite continued macroeconomic uncertainty and sustained pressure in the professional talent market. We have maintained a strong focus on innovation and operational efficiency, including the expanded deployment of agentic AI and automation tools to enhance recruiter productivity, improve candidate matching, and deliver greater value to clients. These initiatives helped limit the year-over-year gross profit decline to 4% despite a mixed regional backdrop, with growth in the Americas offsetting softer conditions in Asia Pacific and EMEA. We believe our deep client relationships and continued focus on technology‑enabled delivery positions Hudson Talent Solutions to capitalize on improving market conditions over time.”

Mr. Eberwein concluded, "We remain focused on disciplined execution, rigorous cost management, and returns‑driven capital allocation, including the active evaluation of M&A opportunities across all three operating divisions. Our $215 million U.S. NOL position as of December 31, 2025 represents a meaningful tax asset that we expect to enhance after‑tax returns on future growth initiatives and strategic transactions. With the realization of synergies from the Star merger completed in August 2025, a strengthening Energy Services platform, and a resilient Business Services franchise, we believe we are well positioned to navigate near‑term market volatility, improve profitability, and create long‑term value for our stockholders.”

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the division / segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such division / segment tables.

Division Highlights

Building Solutions

Second quarter Building Solutions revenue was $14.6 million and gross profit was $3.2 million. Adjusted EBITDA was $0.5 million.

Pro forma ("PF")(1) Building Solutions revenue was $20.4 million for the second quarter of 2025, and PF gross profit was $5.2 million. PF adjusted EBITDA was $2.3 million.

Building Solutions quarter-end backlog was $10.6 million, up from $8.0 million at Q1 2026, and the trailing 12-month book-to-bill ratio was 0.77.

Business Services

Second quarter 2026 Business Services revenue was $36.4 million, up from $35.5 million in the prior year quarter, while gross profit was $17.8 million, down from $18.6 million a year ago. Business Services adjusted EBITDA was $1.6 million, down from adjusted EBITDA of $2.2 million in the prior year quarter. In Q2 2026, the Business Services division invested $1.5 million towards growth-related investments in its digital offerings, new geographies, and other items compared to $0.8 million in Q2 2025.

Regionally, Americas gross profit grew 10%. EMEA and Asia Pacific gross profit declined by 10% and 13%, respectively.

Energy Services

Second quarter 2026 Energy Services revenue was $3.9 million. Gross profit was $1.9 million. Energy Services adjusted EBITDA was $1.2 million in the second quarter.

PF Energy Services revenue for the second quarter of 2025 was $3.3 million and PF gross profit was $1.1 million. Second quarter 2025 PF adjusted EBITDA was $0.5 million.

(1) Pro forma Building Solutions and Energy Services results for the full second quarter of 2025.

Corporate Costs

In the second quarter of 2026, the Company's corporate costs were $1.7 million, up from $0.9 million in the prior year quarter, but down $0.8 million on a PF basis. Corporate costs in the second quarter of 2026 and 2025 excluded non-recurring expenses of $0.3 million and $0.6 million, respectively. The decrease on a pro forma basis was primarily driven by synergies realized from the Merger.

Liquidity and Capital Resources

The Company ended the second quarter of 2026 with $8.9 million in cash, including $2.1 million in restricted cash. The Company used $1.7 million in cash flow from operations during the second quarter of 2026 compared to generating $0.1 million in cash flow from operations in the second quarter of 2025.

Share Repurchase Program

In the second quarter of 2026, the Company repurchased 15,833 shares for approximately $0.2 million. As of the end of the second quarter of 2026, the Company has approximately $1.6 million remaining under its $3 million repurchase program authorized in September 2025 and continues to view share repurchases as an attractive use of capital.

NOL Carryforward

As of December 31, 2025, Star had $215 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Star common stock to 4.99%. Stockholders who wish to own more than 4.99% of Star common stock, or who already own more than 4.99% of Star common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

The Company will conduct a conference call on Friday, August 14, 2026 at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's website at www.starequity.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 890-6161
•International Dial-In Number: (412) 504-9848

The archived call will be available on the investor relations section of the Company's website at www.starequity.com.

About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding company that seeks to build long-term shareholder value by acquiring, managing, and growing businesses with strong fundamentals and market opportunities. Its current structure comprises four divisions: Building Solutions, Business Services, Energy Services, and Investments. For more information visit www.starequity.com.

On August 22, 2025, the Company completed its previously announced acquisition of Star Operating Companies, Inc. (“Star Operating”, formerly known as Star Equity Holdings, Inc.), pursuant to the Agreement and Plan of Merger, dated as of May 21, 2025 (the “Merger Agreement”), by and among the Company, Star Operating and HSON Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, on August 22, 2025, at the effective time of the merger pursuant to the Merger Agreement (the “Merger”), Merger Sub merged with and into Star Operating, with Star Operating continuing as the surviving corporation of the Merger as a wholly owned subsidiary of the Company. Effective September 5, 2025, the Company changed (i) its name to Star Equity Holdings, Inc. and (ii) its trading symbols on Nasdaq to STRR and STRRP.

Building Solutions
The Building Solutions division operates in three specialties: (i) modular building manufacturing; (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations; and (iii) glue-laminated timber (glulam) column, beam, and truss manufacturing.

Business Services
The Business Services division provides flexible and scalable recruitment solutions to a global clientele, servicing organizations at all levels, from entry-level positions to the C-suite. The division focuses on mid-market and enterprise organizations worldwide, partnering consultatively with talent acquisition, HR, and procurement leaders to build diverse, high-impact teams and drive business success.

Energy Services
The Energy Services division engages in the rental, sale, and repair of downhole tools used in the oil and gas, geothermal, mining, and water-well industries.

Investments
The Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.

Investor Relations:
The Equity Group
Lena Cati
(212) 836-9611
lcati@theequitygroup.com

Forward-Looking Statements
This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,”
“project,” “intend,” “plan,” “predict,” “believe,” and similar words, expressions, and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties, and assumptions include, but are not limited to, (1) global economic fluctuations, (2) changes in the cost and availability of commodities, materials, and equipment, (3) risks related to providing uninterrupted service to clients, (4) the ability of clients to terminate their relationship with the Company at any time, (5) risks associated with real estate ownership, (6) the Company’s ability to successfully achieve its strategic initiatives, (7) risks related to fluctuations in the Company’s operating results from quarter to quarter, (8) risks related to potential acquisitions or dispositions of businesses by the Company, (9) our profitability and growth being tied to the success of our operating businesses, (10) risks associated with our financial investments in other businesses, (11) our ability to improve existing products and services and develop, introduce, and market new products and services successfully, (12) the loss of or material reduction in our business with any of the Company’s largest customers, (13) competition in the Company’s markets, (14) risks related to potential decreases in demand for products, (15) our ability to maintain costs at an acceptable level, (16) the negative cash flows and operating losses that may recur in the future, (17) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East, (18) risks relating to how future credit facilities may affect or restrict our operating flexibility, (19) our ability to generate or borrow sufficient cash to make payments on our indebtedness, (20) risks related to indebtedness, (21) risks associated with the Company’s investment strategy, (22) the Company’s dependence on key management personnel, (23) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (24) the Company’s ability to collect accounts receivable, (25) the Company’s exposure to legal proceedings, investigations and disputes, and limits on related insurance coverage, (26) the Company’s ability to utilize net operating loss carryforwards, (27) the potential for goodwill impairment, (28) volatility of the Company’s stock price, (29) risks related to our historically low trading volume, (30) risks related to securities or industry analysts, (31) the Company’s ability to declare dividends, (32) risks associated with failure to pay dividends on our Series A Preferred Stock, (33) our history of annual net losses, (34) risks related to our international operations, (35) risks related to compliance with federal and state laws, regulations, and other rules, (36) our exposure to employment-related claims, legal liability, and costs from clients, employees, and regulatory authorities, (37) risks related to the imposition of licensing or tax requirements or new regulations, (38) the effect of Anti-takeover provisions in our organizational documents, (39) the effect of the protective amendment contained in our Restated Certificate of Incorporation, (40) the impact of our stockholder rights plan, or “poison pill,” on stockholder decision making, (41) risks related to our scaled disclosure requirements as a smaller reporting company, (42) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (43) the adverse impacts of cybersecurity threats and attacks, and (44) risks related to the use of new and evolving technologies, and (45) those risks set forth in “Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.” The foregoing list should not be construed to be exhaustive. Actual results could differ materially from the forward-looking statements contained in this press release. In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our current expectations. These forward-looking statements speak only as of the date of this press release. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

STAR EQUITY HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Building Solutions	$14,612	$—	$26,210	$—
Business Services	36,385	35,541	71,390	67,407
Energy Services	3,944	—	7,402	—
Investments	—	—	—	—
Total revenues	54,941	35,541	105,002	67,407

Cost of revenues:
Building Solutions	11,454	—	21,411	—
Business Services	18,570	16,906	36,129	32,374
Energy Services	2,048	—	3,963	—
Investments	74	—	149	—
Total cost of revenues	32,146	16,906	61,652	32,374

Gross profit	22,795	18,635	43,350	35,033

Operating expenses:
Salaries and related	17,967	14,837	36,707	29,182
Office and general	4,873	2,793	9,470	5,357
Marketing and promotion	1,001	971	1,923	1,901
Depreciation and amortization	324	245	635	528
Total operating expenses	24,165	18,846	48,735	36,968
Operating loss	(1,370)	(211)	(5,385)	(1,935)
Non-operating income (expense):
Interest income (expense), net	—	54	(13)	125
Other (expense) income, net	(208)	(186)	(239)	(257)
Loss before income taxes	(1,578)	(343)	(5,637)	(2,067)
Provision for income taxes	270	345	4	377
Net loss	(1,848)	(688)	(5,641)	(2,444)
Dividend on Series A Perpetual preferred stock	(603)	—	(1,195)	—
Net loss attributable to common shareholders	$(2,451)	$(688)	$(6,836)	$(2,444)
Loss per share:
Basic	$(0.50)	$(0.23)	$(1.51)	$(0.82)
Diluted	$(0.50)	$(0.23)	$(1.51)	$(0.82)
Loss per share attributable to common shareholders:
Basic	$(0.66)	$(0.23)	$(1.84)	$(0.82)
Diluted	$(0.66)	$(0.23)	$(1.84)	$(0.82)
Weighted-average shares outstanding:
Basic	3,704	2,995	3,724	2,990
Diluted	3,704	2,995	3,724	2,990

Dividends declared per share of Series A Perpetual preferred stock	$0.25	$—	$0.50	$—

STAR EQUITY HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$6,834	$10,269
Restricted cash, current	1,540	1,819
Investments in equity securities	4,262	3,767
Accounts receivable, less allowance for expected credit losses of $289 and $275, respectively	34,940	35,220
Inventories, net	6,954	6,988
Note receivable, current portion	236	256
Prepaid and other	3,059	4,168
Total current assets	57,825	62,487
Property and equipment, net of accumulated depreciation of $7,632 and $6,367, respectively	16,598	18,610
Operating lease right-of-use assets	13,718	11,675
Goodwill	5,899	5,944
Intangible assets, net of accumulated amortization of $5,117 and $4,795, respectively	1,355	1,688
Long-term investments	953	953
Notes receivable, net of current portion	8,948	8,629
Deferred tax assets, net	2,374	1,911
Restricted cash, non-current	551	1,322
Other assets	15	12
Total assets	$108,236	$113,231
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,352	$4,769
Accrued salaries, commissions, and benefits	7,734	7,526
Accrued expenses and other current liabilities	5,237	6,907
Short-term debt	8,962	8,473
Deferred revenue	1,442	1,496
Operating and finance lease obligations, current	729	655
Total current liabilities	29,456	29,826
Income tax payable	101	99
Operating lease obligations	13,383	11,235
Long-term debt, net of current portion	5,123	6,056
Other liabilities	376	308
Total liabilities	48,439	47,524
Commitments and contingencies
Stockholders’ equity:
Series A preferred stock, $0.001 par value; 10,000 shares authorized: 2,776 and 2,691 shares issued; 2,455 and 2,370 shares outstanding, respectively	3	3
Common stock, $0.001 par value, 20,000 shares authorized; 5,398 and 5,366 shares issued; 3,699 and 3,755 shares outstanding, respectively	5	5
Additional paid-in capital	530,922	530,136
Accumulated deficit	(441,575)	(435,934)
Accumulated other comprehensive loss, net of applicable tax	(1,528)	(1,364)
Treasury stock, at cost: 1,699 and 1,611 common shares, respectively, and 321 preferred shares for both periods	(28,030)	(27,139)
Total stockholders’ equity	59,797	65,707
Total liabilities and stockholders’ equity	$108,236	$113,231

STAR EQUITY HOLDINGS, INC.
DIVISION ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)
For The Three Months Ended June 30, 2026	Building Solutions	Business Services	Energy Services	Investments	Corporate and Intersegment eliminations	Total
Revenue	$14,612	$36,385	$3,944	$158	$(158)	$54,941
Gross profit	$3,158	$17,815	$1,896	$84	$(158)	$22,795
Net income (loss) attributable to common shareholders	$(384)	$(771)	$683	$87	$(2,066)	$(2,451)
Dividends on Series A perpetual preferred stock	—	—	—	—	603	603
Net income (loss)	(384)	(771)	683	87	(1,463)	(1,848)
Provision from income taxes	—	461	—	—	(191)	270
Interest income (expense), net	140	169	49	(217)	(141)	—
Total depreciation and amortization	267	213	370	74	10	934
EBITDA (loss) (1)	23	72	1,102	(56)	(1,785)	(644)
Foreign currency (gain) loss	—	93	—	—	—	93
Corporate administrative charges	399	238	73	—	(710)	—
Other non-operating expense (income)	32	27	(6)	18	1	72
Stock-based compensation expense	5	204	—	—	498	707
Interest income (2)	—	—	—	267	—	267
Unrealized (gain) loss on equity securities	—	—	—	355	1	356
Severance / non-recurring salary	—	1,002	—	—	—	1,002
Transaction costs related to mergers and acquisitions	—	3	—	—	27	30
Financing costs	17	—	15	—	5	37
Other non-recurring expenses	—	2	12	—	285	299
Adjusted EBITDA (loss) (1)	$476	$1,641	$1,196	$584	$(1,678)	$2,219

For The Three Months Ended June 30, 2025	Business Services	Corporate and Intersegment eliminations	Total
Revenue	$35,541	$—	$35,541
Gross profit	$18,635	$—	$18,635
Net income (loss)	$182	$(870)	$(688)
Provision for (benefit from) income taxes	372	(27)	345
Interest income (expense), net	157	(211)	(54)
Total depreciation and amortization	243	2	245
EBITDA (loss) (1)	954	(1,106)	(152)
Foreign currency (gain) loss	207	(8)	199
Corporate administrative charges	358	(358)	—
Other non-operating expense (income)	40	(53)	(13)
Stock-based compensation expense	171	72	243
Severance / non-recurring salary	433	—	433
Transaction costs related to mergers and acquisitions	35	549	584
Other non-recurring expenses	—	22	22
Adjusted EBITDA (loss) (1)	$2,198	$(882)	$1,316

(1)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(2)     The Company allocates all corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
DIVISION ANALYSIS - YEAR TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)
For The Six Months Ended June 30, 2026	Building Solutions	Business Services	Energy Services	Investments	Corporate and Intersegment eliminations	Total
Revenue	$26,210	$71,390	$7,402	$317	$(317)	$105,002
Gross profit	$4,799	$35,261	$3,439	$168	$(317)	$43,350
Net income (loss) attributable to common shareholders	$(2,128)	$(1,370)	$1,087	$232	$(4,657)	$(6,836)
Dividends on Series A perpetual preferred stock	—	—	—	—	1,195	1,195
Net income (loss)	(2,128)	(1,370)	1,087	232	(3,462)	(5,641)
Provision from income taxes	—	(305)	—	—	309	4
Interest income (expense), net	266	327	92	(390)	(282)	13
Total depreciation and amortization	531	405	771	149	20	1,876
EBITDA (loss) (1)	(1,331)	(943)	1,950	(9)	(3,415)	(3,748)
Foreign currency (gain) loss	—	145	—	—	(7)	138
Corporate administrative charges	798	473	146	—	(1,417)	—
Gains on sale and leaseback transactions	—	—	(37)	—	—	(37)
Other non-operating expense (income)	30	83	(38)	195	(15)	255
Stock-based compensation expense	13	406	—	—	772	1,191
Interest income (2)	—	—	—	494	—	494
Unrealized (gain) loss on equity securities	—	—	—	378	(1)	377
Severance / non-recurring salary	—	1,079	130	—	79	1,288
Transaction costs related to mergers and acquisitions	—	3	—	—	84	87
Financing costs	40	—	66	—	9	115
Other non-recurring expenses	—	55	12	2	344	413
Adjusted EBITDA (loss) (1)	$(450)	$1,301	$2,229	$1,060	$(3,567)	$573

For The Six Months Ended June 30, 2025	Business Services	Corporate and Intersegment eliminations	Total
Revenue	$67,407	$—	$67,407
Gross profit	$35,033	$—	$35,033
Net loss	$(791)	$(1,653)	$(2,444)
Provision for income taxes	448	(71)	377
Interest income (expense), net	278	(403)	(125)
Total depreciation and amortization	523	5	528
EBITDA (loss) (1)	458	(2,122)	(1,664)
Foreign currency (gain) loss	312	—	312
Corporate administrative charges	683	(683)	—
Other non-operating expense (income)	41	(96)	(55)
Stock-based compensation expense	408	221	629
Severance / non-recurring salary	487	—	487
Transaction costs related to mergers and acquisitions	35	833	868
Other non-recurring expenses	—	71	71
Adjusted EBITDA (loss) (1)	$2,424	$(1,776)	$648

(1)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(2)     The Company allocates all corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
DIVISION ANALYSIS - QUARTER TO DATE
RECONCILIATION OF PRO FORMA ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2025	Building Solutions	Business Services	Energy Services	Investments	Corporate and Intersegment eliminations	Total
Pro forma revenue (1)	$20,384	$35,541	$3,324	$158	$(158)	$59,249
Pro forma gross profit (1)	$5,243	$18,635	$1,084	$84	$(158)	$24,888
Pro forma net income (loss) attributable to common shareholders (1)	$1,086	$182	$16	$5,125	$(4,319)	$2,090
Dividends on Series A perpetual preferred stock	—	—	—	—	673	673
Pro forma net income (loss)	1,086	182	16	5,125	(3,646)	2,763
Provision from income taxes	—	372	—	—	430	802
Interest (income) expense, net	163	157	97	(166)	(225)	26
Total depreciation and amortization	965	243	417	74	10	1,709
Pro forma EBITDA (loss) (2)	2,214	954	530	5,033	(3,431)	5,300
Foreign currency (gain) loss	—	207	—	—	(7)	200
Corporate administrative charges	—	358	—	—	(358)	—
Other non-operating expense (income)	—	40	—	—	(54)	(14)
Stock-based compensation expense	11	171	—	—	124	306
Interest income (3)	—	—	—	393	—	393
Unrealized (gain) loss on equity securities	—	—	—	(44)	—	(44)
Severance / non-recurring salary	—	433	—	—	—	433
Transaction costs related to mergers and acquisitions	—	35	—	—	1,052	1,087
Impairment of cost method investment	—	—	—	371	—	371
Loss (gain) on equity method investment	—	—	—	240	—	240
Financing costs	18	—	—	—	5	23
Other non-recurring expenses	59	—	—	—	166	225
Pro forma adjusted EBITDA (loss) (2)	$2,302	$2,198	$530	$5,993	$(2,503)	$8,520

(1)     Pro forma Building Solutions, Energy Services, and Investments results for the full second quarter of 2025.
(2)    Pro forma Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)     In Q2 2025, the Company allocated all Star Operating Companies corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
DIVISION ANALYSIS - YEAR TO DATE
RECONCILIATION OF PRO FORMA ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2025	Building Solutions	Business Services	Energy Services	Investments	Corporate and Intersegment eliminations	Total
Pro forma revenue (1)	$32,502	$67,407	$5,880	$316	$(316)	$105,789
Pro forma gross profit (1)	$8,172	$35,033	$2,341	$167	$(316)	$45,397
Pro forma net income (loss) attributable to common shareholders (1)	$222	$(791)	$(303)	$4,777	$(5,553)	$(1,648)
Dividends on Series A perpetual preferred stock	—	—	—	—	1,152	1,152
Pro forma net income (loss)	222	(791)	(303)	4,777	(4,401)	(496)
Provision for (benefit from) income taxes	—	448	—	—	(1,804)	(1,356)
Interest expense (income), net	345	278	93	(321)	(425)	(30)
Total depreciation and amortization	1,978	523	615	149	24	3,289
Pro forma EBITDA (loss) (2)	2,545	458	405	4,605	(6,606)	1,407
Foreign currency (gain) loss	—	312	—	—	—	312
Corporate administrative charges	—	683	—	—	(683)	—
Other non-operating expense (income)	—	41	20	—	(96)	(35)
Stock-based compensation expense	22	408	—	—	313	743
Interest income (3)	—	—	—	608	—	608
Unrealized (gain) loss on equity securities	—	—	—	180	—	180
Severance / non-recurring salary	—	487	—	—	—	487
Transaction costs related to mergers and acquisitions	—	35	595	—	1,798	2,428
Impairment of cost method investment	—	—	—	432	—	432
Loss (gain) on equity method investment	—	—	—	491	—	491
Financing costs	26	—	—	—	9	35
Other non-recurring expenses	31	—	—	—	215	246
Pro forma adjusted EBITDA (loss) (2)	$2,624	$2,424	$1,020	$6,316	$(5,050)	$7,334

(1)     Pro forma Building Solutions, Energy Services, and Investments results for the full first two quarters of 2025. Alliance Drilling Tools was acquired by Star Operating Companies on March 3, 2025.
(2)    Pro forma Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)     In Q2 2025, the Company allocated all Star Operating Companies corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended June 30, 2026	Net Loss	Outstanding	Share (1)
Net loss	$(1,848)	3,704	$(0.50)
Dividends on Series A perpetual preferred stock	(603)	3,704	(0.16)
Net loss attributable to common shareholders	(2,451)	3,704	(0.66)
Intangible amortization from acquisitions	170	3,704	0.05
Unrealized (gain) loss on equity securities	356	3,704	0.10
Severance / non-recurring salary	1,002	3,704	0.27
Transaction costs related to mergers and acquisitions	30	3,704	0.01
Financing costs	37	3,704	0.01
Other non-recurring expenses	299	3,704	0.08
Adjusted net loss (2)	$(557)	3,704	$(0.15)

	Adjusted	Diluted Shares	Per Diluted
For The Six Months Ended June 30, 2026	Net Loss	Outstanding	Share (1)
Net loss	$(5,641)	3,724	$(1.51)
Dividends on Series A perpetual preferred stock	(1,195)	3,724	(0.32)
Net loss attributable to common shareholders	(6,836)	3,724	(1.84)
Intangible amortization from acquisitions	329	3,724	0.09
Gains on sale and leaseback transactions	(37)	3,724	(0.01)
Unrealized (gain) loss on equity securities	377	3,724	0.10
Severance / non-recurring salary	1,288	3,724	0.35
Transaction costs related to mergers and acquisitions	87	3,724	0.02
Financing costs	115	3,724	0.03
Other non-recurring expenses	413	3,724	0.11
Adjusted net loss (2)	$(4,264)	3,724	$(1.15)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended June 30, 2025	Net Income	Outstanding	Share (1)
Net loss	$(688)	2,995	$(0.23)
Intangible amortization from acquisitions	237	2,995	0.08
Severance / non-recurring salary	433	2,995	0.14
Transaction costs related to mergers and acquisitions	584	2,995	0.19
Other non-recurring expenses	22	2,995	0.01
Adjusted net income (2)	$588	2,995	$0.20

	Adjusted	Diluted Shares	Per Diluted
For The Six Months Ended June 30, 2025	Net Loss	Outstanding	Share (1)
Net loss	$(2,444)	2,990	$(0.82)
Intangible amortization from acquisitions	475	2,990	0.16
Severance / non-recurring salary	487	2,990	0.16
Transaction costs related to mergers and acquisitions	868	2,990	0.29
Other non-recurring expenses	71	2,990	0.02
Adjusted net loss (2)	$(543)	2,990	$(0.18)

(1)    Amounts may not sum due to rounding.
(2)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring expenses after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.

STAR EQUITY HOLDINGS, INC.
PRO FORMA INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended June 30, 2025	Net Income	Outstanding	Share (1)
Pro forma net income (3)	$2,763	3,739	$0.74
Dividends on Series A perpetual preferred stock	(673)	3,739	(0.18)
Pro forma net income attributable to common shareholders (3)	2,090	3,739	0.56
Intangible amortization from acquisitions	1,023	3,739	0.27
Unrealized (gain) loss on equity securities	(44)	3,739	(0.01)
Severance / non-recurring salary	433	3,739	0.12
Transaction costs related to mergers and acquisitions	1,087	3,739	0.29
Impairment of cost method investment	371	3,739	0.10
Loss (gain) on equity method investment	240	3,739	0.06
Financing costs	23	3,739	0.01
Other non-recurring expenses	225	3,739	0.06
Pro forma adjusted net income (2)(3)	$5,448	3,739	$1.46

	Adjusted	Diluted Shares	Per Diluted
For The Six Months Ended June 30, 2025	Net Income	Outstanding	Share (1)
Pro forma net loss (3)	$(496)	3,734	$(0.13)
Dividends on Series A perpetual preferred stock	(1,152)	3,734	(0.31)
Pro forma net loss attributable to common shareholders (3)	(1,648)	3,734	(0.44)
Intangible amortization from acquisitions	1,984	3,734	0.53
Unrealized (gain) loss on equity securities	180	3,734	0.05
Severance / non-recurring salary	487	3,734	0.13
Transaction costs related to mergers and acquisitions	2,428	3,734	0.65
Impairment of cost method investment	432	3,734	0.12
Loss (gain) on equity method investment	491	3,734	0.13
Financing costs	35	3,734	0.01
Other non-recurring expenses	246	3,734	0.07
Pro forma adjusted net income (2)(3)	$4,635	3,734	$1.24

(1)    Amounts may not sum due to rounding.
(2)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring expenses after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Pro forma Building Solutions, Energy Services, and Investments results for the full first two quarters of 2025. Alliance Drilling Tools was acquired by Star Operating Companies on March 3, 2025.